EXHIBIT 10.12

Premise Lease Contract

Landlord (Party A): Shenzhen	Zhongjinke Hardware Products Co., Ltd
Uniform credit code：	******
TEL：

Tenant (Party B): Zhongke	Chuangwei (Shenzhen) International Holdings Limited
Uniform credit code：	******
TEL：

Under the Contract Law and relevant laws and regulations of the People’s Republic of China, in equal, voluntary and consistent condition, Party A agrees to lease the property to Party B, and Party B agrees to accept leases. This lease contract is hereby signed by both parties concerning the lease of the premise.

Party A and Party B hereby declare irrevocably that all terms and conditions of the contract are agreed upon by both parties on the basis of full communication and negotiation; and both parties have fully understood any provision of this contract, without misunderstanding or ambiguity.

Ⅰ.    Basic information of the Premise and lease rules

1.1 The leased premise under this contract, with area of 50 square meter, is located on Room 301, Building B, No. 8, Jiangqiang Road, 138 Industrial Zone, Xiuxin Community, Kengzi Town, Pingshan New Area, Shenzhen City, Guangdong Province, PRC.

1.2 The premise leased by Party A to Party B is only for office, and Party B shall not engage in illegal business activities or change the purpose of the premise after renting it. If Party A finds that Party B is operating illegally during the lease period, Party A has the right to cancel the lease contract in advance and take back the premise, and confiscate the property deposit paid by Party B when renting the property.

1.3 During the contract period, Party B shall not change the purpose of premise, sublease, lend or change the leased premise without authorization. If Party B needs to change the purpose, sublease or change the leased premise, it shall obtain Party A’s written consent in advance to go through the procedures for contract modification. Otherwise, Party B shall be deemed to have fundamentally breached the contract, and Party A shall have the right to unilaterally terminate the contract, take back the premise, and not to return the performance bond.

1.4 During the contract period, Party B shall abide by national laws and regulations and shall not engage in illegal activities. All legal liabilities caused by Party B shall have nothing to do with Party A. Party B shall pay attention to safe operation and production in the leased premise. Party B shall be solely responsible for safety accidents caused by Party B, which has nothing to do with Party A.

1.5 Party B shall not damage the facilities of the premise at will. If it needs to change the internal structure and decoration of the premise or install any equipment that may affect the structure of the premise, it shall obtain the written consent of Party A in advance, and the investment shall be taken care of by Party B. Unless agreed upon, Party A shall have the right to request Party B to restore the project in its original state or pay the costs required for the restoration project to Party A.

1.6 During the performance of this Contract, if Party B requests to terminate this Contract, it shall notify Party A three months in advance and may terminate this Contract with the consent of Party A. However, if Party A does not agree, Party B shall unilaterally terminate this contract, and the performance bond shall be used as the penalty.

1.7 During the performance of this Contract, Party A shall have the right to mortgage, transfer and sell the leased premise to a third party without seeking Party B’s consent, provided that Party A shall notify Party B in writing three months in advance when transferring or selling the leased premise. For the sale, mortgage and transfer of the premise, Party A is responsible for ensuring that the lease of Party B will not be affected. In such case, Party B shall have the right to unilaterally terminate the contract and Party A shall unconditionally return the performance bond without interest after Party B has settled the rent and all other expenses payable.

1.8 During the performance period of this Contract, Party A shall receive the demolition notice from the relevant government sectors. In such case: (1) Party A shall notify Party B in writing within 15 days after receiving the demolition notice from the relevant government sector; (2) If the Contract is terminated in advance, Party A shall return the performance bond to Party B; (3) Party B does not have the right to negotiate with the demolition sector of the government, and Party B must obey and cooperate with the demolition work of relevant government sectors; (4) The relocation compensation shall be obtained according to the compensation standard stipulated by the government. Except for the production equipment invested by Party B and the compensation for operational relocation, all the other compensation shall be owned by Party A. Party B has been informed of the demolition notice of relevant government sectors, and Party B shall bear all economic losses caused by demolition by itself. When demolition work is carried out, Party B must obey and cooperate with the demolition work of relevant government sectors.

1.9 During the lease term of the premise, Party B shall pay for the water and electricity, and Party B shall be liable for breach of contract by delaying payment. Party B shall pay any fees levied by relevant government sectors for items not listed in this Contract but related to use of the premise.

Ⅱ.   Lease term and rent payment method

2.1 Lease term: three year, from June 1st, 2024 to May 31st, 2027.

2.2 Rent Calculation: Party A shall provide the site to Party B free of charge through friendly negotiation.

Ⅲ.  Maintenance responsibilities of leased premise and facility.

3.1 Before the premise is delivered to Party B during the lease term, Party A shall ensure that all facilities in the property are in good functional condition. Party B shall, accompanied by Party A, inspect whether the facilities in the premise are in good condition.

3.2 During the lease term, Party A shall inspect and repair the premise and its attached facilities every 12 months, and Party B shall actively assist and shall not interfere with the construction. Normal premise overhaul expenses shall be borne by Party A; Party B shall undertake the daily maintenance of the premise. Party B shall be liable for and compensate for the losses and maintenance costs of the premise and connected equipment caused by Party B’s mismanagement. During the lease term, Party B shall implement the provisions of the relevant local authorities, assume all responsibilities and obey the supervision and inspection of Party A for fire safety, tidiness and clean, comprehensive treatment, safety and security, etc.

3.3 Party B shall use the stacked goods in strict accordance with the design load of the floor of the plant, and the design standard load of each floor is 500kg /㎡. In the event of quality problems or safety accidents such as leakage, floor subsidence and breakage caused by excessive stacking of goods or other improper acts, Party B shall be responsible for repairing the property and bear the economic losses and compensation liabilities caused to Party A or a third party.

Ⅵ.   Return of leased premise

4.1 Upon the return of the leased premise. Except for Party B’s own movable items which can be removed, Party B undertakes to waive all rights of its non-movable facilities and equipment, rebuilt and expanded buildings or temporary buildings, and shall dispose of them by Party A without charge.

4.2 After the lease expires, Party A shall not make any compensation to Party B for all investment in the leased premise.

Ⅴ.    Dispute resolution

Any dispute arising from the performance of this contract shall be settled by both parties through friendly negotiation. If no agreement can be reached through negotiation, both parties agree to adopt the following ① dispute resolution methods: ① Both parties agree to file a lawsuit with the people's court where the leased property is located; ② Both parties agree to submit/initiate arbitration to /_______ .

Ⅵ.   Supplementary provisions

6.1 All attachments are an important part of this Contract and have the same legal effect as this Contract.

6.2 This contract shall come into force after being signed and sealed by both parties.

6.3 This contract is made in duplicate, with each party holding one copy. Each has the same legal effect.

Party A（Seal & Sign）：

Date: May 9th 2024

Party B （Seal & Sign）：

Date: May 9th 2024

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